U.S. Distribution And Related Services Agreement*

1.0	Overview:

This U.S. Distribution and Related Services Agreement (“Agreement”) dated as of May 31, 2005 by and between UMG Recordings, Inc., on the one hand and Entertainment Distribution Company (USA) LLC (“Supplier”), on the other hand, referred to collectively as the parties (“Parties”), describes the terms, conditions, obligations, remedies, and other related matters concerning the purchase and supply of certain distribution related services and activities in the United States.

2.0	Definitions: Definitions are set forth in Schedule 2.0 of this Agreement.

3.0	Term:

3.1	Subject to the termination provisions of this Agreement, this Agreement shall remain in force from the Effective Date through May 31, 2015 (the “Term”).

3.2	At least 180 days prior to the expiration of the Term, senior management of the Parties shall meet to discuss a possible extension of the Term.

4.0	Customer Purchase Obligation:

4.1	In each year of the Term, subject only to the exclusions set forth in this Section 4.1, Customer shall purchase, and shall cause all members of the Universal Music Group to purchase, 100% of its and their respective Distribution Requirements from Supplier, excluding (i) any Distribution Requirements which Customer or such Universal Music Group member is permitted to purchase from a third party under Section 6.8 or 9.3 of this Agreement; (ii) Distribution Requirements for one million CDs, HDFDs or VRs; (iii) Distribution Requirements for any CDs, HDFDs, VRs or other Product as to which Customer or other members of the Universal Music Group are not required to use Supplier to manufacture; and (iv) Distribution Requirements that are contractually committed to third parties, other than Supplier, under valid written agreements existing as of the Effective Date.

4.2	Intentionally deleted

4.3	Intentionally deleted

4.4	Subject to the provisions of Section 4.1, Customer agrees that it will not permit any of the Distribution Requirements of any member of the Universal Music Group to be transferred to another entity outside of the Universal Music Group, without also assigning, in whole or in part, this Agreement so that any transferred Distribution Requirements continue to be subject to this Agreement. Nothing contained in this Article 4.0 is intended to limit Vivendi Universal S.A. in any of its operations that are not part of or are acquired separately from the Universal Music Group or (subject to the limitations in this Section 4.4 and in Section 18) to limit the sale of the equity of, or of all or substantially all of the assets of a

*	A portion of this document is confidential and has been omitted in accordance with Rule 24b-2 under the Securities and Exchange Act of 1934. Such omitted confidential material is marked herein as follows: [*****].

Universal Music Group member, provided such operations or sale are subject to the assignment obligations described in this Section 4.4.

4.5	Notwithstanding anything contained in this Agreement to the contrary, except as expressly provided in Sections 4.1 and 4.4, Customer shall have no obligation to conduct its business in a manner that maximizes the Distribution Orders/Activities to be requested from Supplier or minimizes the risks that such Distribution Orders/Activities shall not be required by Customer, including, without limitation, any obligation to extend or renew any agreements with third parties. Suppler acknowledges that there are no minimum requirements associated with this Agreement.

5.0	Supplier Supply Obligations:

5.1	Supplier and Customer will meet not less frequently than quarterly for planning purposes and to review, implement as necessary and approve matters as required under this Agreement (e.g., under Sections 5.2 and 7.4).

5.2	Supplier will supply the Distribution Orders/Activities set forth on Schedule 10.1 for all Product as requested by Customer, in accordance with the requirements outlined in Article 6.0. These DOAs will at a minimum meet the quality specifications outlined in Article 8.0. In the event that Customer requests that Supplier supply any Distribution Orders/Activities which are not set forth on Schedule 10.1 the Parties shall use the procedure set forth in Section 10.5 to resolve the pricing for such requests.

5.3	Supplier may not refuse (i) a Customer request to provide a Distribution Order/Activity for any Product, or (ii) any Distribution Order/Activity not set forth on Schedule 10.1 provided as to this clause (ii) (A) Customer and Supplier have followed the procedure described in Sections 10.5.1 through and including 10.5.5 and (B) the requested Distribution Service is normally and customarily provided by distributors in businesses substantially equivalent to Supplier’s business.

5.4	Supplier shall not have the right to subcontract the performance of the DOAs to third parties, except (a) for any DOAs which are subcontracted by UML as of the Effective Date, and (b) for any DOAs which Supplier does not have capacity to supply without such subcontracting. In the event that Supplier subcontracts the performance of any DOAs under this Agreement, as permitted above, Supplier shall subcontract such work to the third-party logistics providers listed on Schedule 5.4 hereto. Supplier may propose to Customer an amended Schedule 5.4 to add or delete subcontractors at any time, and from time to time, provided that such amendment shall not be effective unless and until Customer approves such amendment, which approval shall not be unreasonably withheld or delayed. Customer shall have the right to (i) add or delete previously approved subcontractors at any time and from time to time provided that, in the case of deletions (A) Customer’s deletion or change is not unreasonable; (B) Customer consults with Supplier prior to the deletion or change; (C) Customer provides Supplier with at least [*****] days prior written notice of the deletion or change; (D) Customer permits Supplier, notwithstanding such deletion or change, to continue to use such subcontractor to fulfill any commitments to such subcontractor existing as of the date of receipt of such notice; and (E) after any deletion, a commercially reasonable number of approved subcontractors, and in any event no less than [*****], remain listed on Schedule 5.4 and any amendments thereto.

5.4.1	Any order subcontracted by Supplier shall remain subject to the terms of this Agreement. Supplier shall inform Customer of any order subcontracted within two Business Days of subcontracting any order.

5.4.2	All Supplier’s agreements with subcontractors performing services for Customer will provide that Customer will have the right to inspect such subcontractor’s facilities upon reasonable advance written notice to Supplier, during normal subcontractor hours of operation, without interference to subcontractor’s operations, and subject to any reasonable access rules or confidentiality obligations imposed by the subcontractor.

5.4.3	Notwithstanding any of the foregoing restrictions in this Section 5.4, Supplier may outsource [*****]% of hand packaging services, refurbishing and other non-automated services.

5.5	Supplier shall maintain and employ facility security systems and procedures that are no less effective in preventing theft, pirating, unauthorized exhibition, copying or duplication of any of Customer’s proprietary programs or other material delivered by Customer to Supplier or its designated subcontractors than the security systems and procedures which Customer has disclosed to Supplier in writing in advance of the date hereof, to the extent such systems and procedures were prevailing at the existing UML manufacturing facilities as of the Effective Date.

5.6	[*****]

5.7	The Parties hereto acknowledge and agree that, notwithstanding any other provision of this Agreement, the standards to which Supplier will be held in connection with the Distribution Services to be provided by Supplier to Customer hereunder, including without limitation, quality, turnaround, shipment, security and reporting standards, shall as of the Effective Date be no greater than the standards which UML was consistently meeting in the twelve-month period prior to the Effective Date; provided, however, that, prior to adopting any standards pursuant to the above provisions of this Section 5.7 that vary from those set forth in this Agreement, Supplier shall first provide written notice to Customer of such intention with a detailed description of the standards Supplier intends to adopt and the basis for doing so; and provided further, the Parties acknowledge and agree that, notwithstanding the foregoing provisions of this Section 5.7, after [*****] of the Term, Supplier will (a) meet the standards as set forth herein and established hereunder, and (b) subject to Section 5.9, further meet industry standards as required by Section 5.8.

5.8	The Parties hereto acknowledge and agree that the standards applicable to the Distribution Services to be provided by Supplier to Customer hereunder, including without limitation, quality, the nature of services, security standards, IT systems and support, will change over the Term. If the standards applicable to similar distribution services provided by Supplier to any other customer are higher than those applicable to Customer, those higher standards shall also be applicable to the services provided by Supplier to Customer. In addition, Supplier shall, to the extent the industry standards referenced herein or which are generally required by buyers of services such as those provided by Supplier hereunder, increase or improve such standards from those in effect on the Effective Date, upgrade its operations and services to incorporate such increased or improved standards for the benefit of Customer. Notwithstanding the foregoing, Supplier shall not be required as a result of this Section 5.8 to be the first or an early adopter of new standards or technology, but is required to implement such new standards and technology as and when they become generally used and available.

5.9	[*****]

5.10	Prior to adopting any standards pursuant to the provisions of Sections 7.4, 7.5.2 or 7.6 that vary from the Specified Standards (as defined below), Supplier shall first provide written notice to Customer of such intention with a detailed description of the manner in which the applicable Specified Standards are inconsistent with Prevailing Practices and the standards Supplier intends to adopt that are consistent with Prevailing Practices.

5.11	[*****]

6.0	DOA Timelines:

6.1	Customer shall place Distribution Orders/Activities as to Product with Supplier through Customer’s Legacy and/or WMS Systems, or Customer’s successor system(s). Any order for DOAs received prior to [*****] on a Working Day, local distribution center time, will be deemed placed on that Working Day for purposes of Section 6.5 hereof; all other orders (e.g., those placed after [*****] on a Working Day or any time on a non-Working Day) will be deemed received on the opening of business the next Working Day for purposes of Section 6.5.

6.2	Intentionally deleted

6.3	Intentionally deleted

6.4	Intentionally deleted

6.5	Supplier will Ship, tender or process units which are the subject of DOAs within the deadlines shown in 6.5.1 – 6.5.6 below. Supplier will make commercially reasonable efforts to handle emergency Customer requests to Ship or process DOAs in lesser time than described in 6.5.1 – 6.5.6.

6.5.1	DOAs for Hits items received before [*****] (local distribution center time) will Ship as follows:

•	Direct-to-Store DOAs	-	At a minimum, [*****]% will
Ship same Working Day. Balance will Ship next Working Day.

•	All other DOAs	-	Will Ship [*****] Working Day.

All non-Direct-To-Store DOAs for Hits items received after [*****] (local distribution center time) will Ship not later than the end of the next Working Day.

6.5.2	All DOAs for Catalog items received prior to [*****] (local distribution center time) EST will Ship as follows:

•	Direct-to-store DOAs	-	At a minimum, [*****] % will
Ship the next Working Day. Balance will Ship by the end of the [*****] Working Day.

•	All other DOAs	-	Will Ship the [*****] Working Day.

All non-Direct-To-Store DOAs for Catalog items received after [*****] (local distribution center time) will Ship not later than [*****] Working Day following the Working Day of receipt.

6.5.3	Notwithstanding the foregoing provisions of this Section 6.5, in the event Customer has approved certain classes of DOAs (by way of example for purposes of clarity but not limited to Best Buy direct to store DOAs and west coast LTL direct to store orders) to ship on a standard schedule, Supplier is exempted from the performance metrics in 6.5.1 and 6.5.2 for said classes of DOAs, and shall comply only with the agreed applicable standard schedule.

6.5.4	[*****] or greater of DOAs for products identified in Customer system as New Releases will be tendered to carrier by Supplier on the specified tender date. This metric will be evaluated and monitored by Customer randomly selecting [*****] such New Release DOAs per [*****] and determining the actual date tendered to the designated carrier date vs. Customer’s specified tender date.

6.5.5	Returned products will be processed in a manner such that an electronic file is made available to Customer on average within [*****] Working Days of receipt during a month. Said electronic file shall contain at a minimum the information provided by the current [*****] system, including but not limited to: customer number, customer’s reference number, selection number returned and quantity returned per selection number. Returned products will be reworked and available to return to shippable inventory within a [*****] Working Days after receipt or less.

6.5.6	Supplier will maintain at least one “DJ promo area” in one Distribution Center to be used to process DJ promo Product. DJ promo units will Ship within [*****] of receipt of an order for DOAs for such units unless product is not available in the DJ promo area or Distribution Center, in which case orders will Ship within [*****] of the product’s arrival in the DJ promo area. If DJ promo product is in a Distribution Center, but not in the DJ promo area, such units must Ship within [*****] of receipt of an order for DOAs for such units.

6.6	Customer shall be responsible for ensuring that Supplier has sufficient Universal Product and/or Universal Materials to fulfill all orders. To assist Customer with this obligation, Supplier shall notify Customer as soon as it becomes aware that any significant shortfall in required Universal Product and/or Universal Materials may occur. Supplier shall also notify Customer of any circumstances which might reasonably lead to late deliveries as soon as it becomes aware of such circumstances and shall act in accordance with Customer’s reasonable instructions in such situations.

6.7	Intentionally deleted

6.8	Without limitation of Customer’s other remedies hereunder, if Supplier is unable or otherwise fails to fulfill any DOA in accordance with this Agreement within [*****] of the date required under this Agreement, then Customer may secure the services of a third party or parties to fulfill such DOA(s).

6.9	Intentionally deleted

6.10	Intentionally deleted

6.11	Required Supplier Actions Concerning Late DOAs

6.11.1	Subject to the limitations in this Section 6.11, individual shipping order(s) described in Sections 6.5.1, 6.5.2, 6.5.3 and 6.5.4 not Shipped or tendered by or before the deadlines described in Sections 6.5.1, 6.5.2, 6.5.3 and 6.5.4 will be known as “Late Order(s)”. In the event that at the end of [*****] Working Days there are [*****] Late Order(s) not Shipped or tendered, Supplier must at its own expense schedule all qualified employees to work the maximum amount of overtime (either extended hours in a Working Day or on non-Working Days) permitted under federal/state law or union agreement(s) until there have been no Late Orders for [*****] Working Days. Supplier will not charge Customer any amount over and above the Standard Order Shipping Prices shown on Schedule 10.1 for the above.

6.11.2	In the event that at the end of each [*****] Working Days there are [*****] Late Orders not Shipped or tendered, Supplier will Ship [*****] of all Late Orders in its possession via [*****] until such time as there are no Late Orders. Supplier will not charge Customer, i.e., Supplier will absorb and pay the difference in cost between [*****] costs for the above and any overtime or other expenses associated therewith.

6.11.3	In addition to the requirements set forth in Sections 6.11.1 and 6.11.2, if as a result of any Late Order Customer (i) incurs any incremental difference in shipping costs as a result (e.g. late fee penalties imposed by its customers and paid by Customer), or (ii) is required to make air (as opposed to ground) shipments, Supplier shall promptly reimburse Customer for such incremental difference in costs and the differential in shipping costs.

6.11.4	Customer hereby represents to Supplier that UML’s prevailing practice during its 2003 and 2004 fiscal years with respect to overtime premium costs [*****]. Customer may audit Supplier’s books and records under Section 23.0 in connection with any compensation request hereunder and either party make invoke the arbitration procedures set forth in Section 14.0 in the event of a disagreement as to the amount, if any, of compensation owed by Customer to Supplier for any given year.

6.11.5	The remedies set forth in this Section 6.11 shall be Supplier’s sole liability and Customer’s sole remedy for any Late Orders, except as otherwise set forth in Section 9.3.

6.12	No additional or conflicting terms and conditions on any purchase orders or other documentation provided by Customer or any other Universal Music Group member incident to any Orders hereunder shall form any part of any agreement between the parties, including this Agreement, except for purchase order quantities and descriptions.

6.13	Customer requests to scrap Product will be completed within [*****] Working Days.

6.14	Supplier will maintain an Overpacked Carton Percentage of [*****] or greater across all facilities servicing Customer as tracked by the current UML Overpack Report (a form of which is attached as Schedule 6.14). If in any month Supplier fails to meet the Overpacked Carton Percentage of at least ,[*****] Customer may charge and Supplier will pay Customer if charged, a [*****] fee for each carton below the [*****]% Overpacked Carton Percentage level. The [*****] fee shall be Customer’s sole remedy, and Supplier’s sole liability, for Supplier’s failure to maintain an Overpack Carton Percentage of at least [*****]% in any month.

6.15	Supplier will provide (and may subcontract) at a minimum, the value-added services referred to as stickering, long boxing, assortment creations, product cutting and display building. Supplier will ensure the following minimum daily output levels for each of these services within [*****] Working Days from receipt of request:

Stickering	[*****] units/day
Long boxing	[*****] units/day
Assortment Creation	[*****] assortments/day
Product Cutting	[*****] units/day
Display Building	[*****] displays/day

6.16	[*****]

6.17	Limitations on Customer Order Transmissions

6.17.1	New Release Orders

°	Customer will consult with Supplier before transmitting orders for New Release DOAs. Unless previously approved by Supplier, Customer will limit the transmission of New Release orders to [*****] a week, unless Customer requires an off cycle New Release shipment of less than [*****] SKUs. The first transmission of orders for a specific release date will occur in a manner that provides Supplier with at least [*****] days to process the orders prior to its required tender date to the designated carrier. The [*****] transmission of orders will not exceed [*****] units of non-case lot items without prior approval by Supplier. [*****] transmission orders are not required to be tendered to the designated carrier by the normal tender date.

°	On the Monday prior to the street date for New Release products, Customer may transmit orders for quantities of [*****] units or greater on items that have a total quantity across all orders of [*****] units or greater. Orders will be transmitted such that multiple items going to the same destination are combined with one another.

7.0	Specific Related Services:

Supplier will provide the services to support the Distribution Orders/Activities that are set forth in this Article 7.0 (the “Specific Related Services”). There shall be no additional cost to Customer for any of the specific Related Services, including those listed in this Section 7.0, except as expressly provided to the contrary. Specific Related Services shall be substantially similar to the existing UML practices as of the Effective Date, and shall include:

7.1	Intentionally deleted

7.2	Intentionally deleted

7.3	Intentionally deleted

7.4	Supplier will provide and maintain certain reports and electronic data feeds to the extent (a) available to Customer under Prevailing Practices, and (b) applicable to Customer, including but not limited to:

     Reports:

     [*****]

     Data Feeds:

     [*****]

Supplier will provide such additional reports and electronic data feeds as Customer shall reasonably require, and the Parties shall mutually agree upon how additional costs, if any are actually incurred by Supplier for any such reports or electronic data feeds, will be shared or allocated.

7.5	Supplier agrees and understands that it has normal and customary custodial responsibilities for Customer-owned finished goods inventory in Supplier’s possession and Supplier specifically agrees to:

7.5.1	Provide for the safe and secure storage of Customer-owned products and provide daily electronic information regarding inventory activity consistent with existing UML practices. In the event that Customer’s inventory is damaged or unaccounted for, as presented through inventory adjustments or physical inventory results, Supplier will reimburse Customer at the current manufacturing price for all units greater than a net impact of [*****] units annually.

7.5.2	Provide cycle count services to maintain an Inventory Location Accuracy Level of [*****] or greater (or such other percentage as is consistent with Prevailing Practices). The cycle count program will review on a random basis a [*****] minimum of [*****] of all warehouse bulk locations in a manner such that each location is checked at least [*****] times per year. Supplier will provide Customer with monthly results of these cycle count services. If the Inventory Location Accuracy Level falls below [*****], Customer may conduct an audit of no less than [*****] locations. If the

Inventory Location Accuracy Level of those locations is under [*****]%, Customer may require Supplier to complete a full physical inventory within [*****] days of notification. Said physical inventory will be completed at Supplier’s expense which Customer may observe at its expense.

7.5.3	Perform an annual physical inventory of the Returns work center and any Customer-owned inventory not included in the cycle counting process at no cost to Customer. The timing of this physical inventory will be mutually agreed upon. Supplier agrees to perform additional physical inventories at Customer’s request provided:

A)	Requests for said inventories are made at least 30 days in advance.

B)	Customer will compensate Supplier for all out-of-pocket costs associated with completing said inventory.

7.5.4	Supplier will allow Customer agents or representatives from Distributed Label companies to observe the cycle count process and/or physical inventories provided:

A)	Requests are made at least 30 calendar days in advance.

B)	Customer or the Distributed Label representatives will observe at their own expense.

C)	Customer and the Distributed Label representatives may not adversely impact the normal business activities of Supplier.

7.6	Supplier will process receipts of Customer’s Inventory in a manner that provides electronic data regarding the receipt (e.g. item and quantity received against a specific Customer purchase order) to Customer’s legacy or similar computer system so that said inventory is available for shipment against Customer’s Orders, and has been updated in Customer’s inventory system, within [*****] hours of the product’s arrival at Supplier’s distribution location, or in such other manner as is consistent with Prevailing Practices. Supplier will provide expedited receiving for up to [*****] SKUs per day (or such other number as is consistent with Prevailing Practices) as requested by Customer, which SKUs will be processed within [*****] hours (or such other amount of time as is consistent with Prevailing Practices) if Customer identifies the carrier and trailer number in which the Product is being transported. In addition, Supplier will provide Customer with a daily report summarizing any discrepancy between what was received and what was indicated as shipped by the relevant manufacturer. Supplier will assist Customer in the resolution of any receiving discrepancy between Customer and its vendors. To the extent that any Customer changes to any Customer computer systems would cause Supplier to incur any costs in connection with adapting to, conforming to, custom programming for, or otherwise interfacing with such systems in order to facilitate the efficient performance of its obligations under this Agreement, including without limitation, Section 6.1 and this Section 7.6, Customer shall reimburse Supplier for all such costs.

7.7	Supplier will assist Customer in identifying transportation savings opportunities. At a minimum, Supplier will identify when a shipment to a Customer’s customer would be less expensive using a truckload carrier instead of a Less Than Truckload (“LTL”) carrier that Customer originally designates.

7.8	Other Logistics Services

Supplier will provide Customer with logistics advice and recommendations as requested, particularly with respect to matters that could affect Customer’s service to its clients or the cost of providing DOAs.

Examples of these areas of advice/recommendation include, but are not limited to:

•	New Release Inventory Allocations

     [*****]

•	Transportation Management

     [*****]

7.9	Claims Administration. Customer’s customers may report freight damage or undelivered product to Customer. The following process will be used by Customer and Supplier to resolve these freight claims, and Supplier will act as described in 7.9.3 through 7.9.5.

7.9.1	Customer will submit detailed claim reports to Supplier within six months of original date of shipments. Information provided will at a minimum meet current reporting practices as of July 1, 2004.

7.9.2	Customer will not report claims for less than [*****] or [*****] units.

7.9.3	Supplier will make normal and customary attempts to collect claims payments from carriers. However, Supplier will not be liable for any claim in part or in whole that is not approved by the carrier.

7.9.4	All proceeds collected in settlement of Customer’s reported claims will be paid to Customer within [*****] days of receipt by Supplier.

7.9.5	Supplier will provide Customer with documentation as to the cause regarding any claim that is denied or not paid in full.

7.10	Transportation Administration

7.10.1	Supplier will, upon Customer’s request and following Customer’s instructions, coordinate and route shipments from Supplier’s manufacturing facilities to locations designated by Customer. In addition, Supplier will, at Customer’s request and following Customer’s instructions, coordinate and route shipments from Customer’s manufacturing vendors (other than Supplier) to the extent that Customer has at least a six-month contract with said manufacturing vendors. The actual charges incurred by Supplier from freight vendors for such shipments (without markup of any kind) will be payable by Customer to Supplier within [*****] Working Days of receipt by Customer of normal and customary supporting documentation.

7.10.2	Supplier will, upon Customer’s request and following Customer’s instructions, coordinate and route shipments from all of Customer’s other manufacturing vendors. The actual charges incurred by Supplier from freight vendors for such shipments (without markup of any kind) will be payable by Customer to Supplier within [*****] Working Days of receipt by Customer of normal and customary supporting documentation. Additionally, some shipments referred to in Section 7.10.1 may require expedited service requiring non-standard communication with Supplier’s carriers. The administration of the first [*****] such shipments in each [*****] month period of the Term (measured by each anniversary of the Effective Date) will be coordinated and routed by Supplier at no additional charge to Customer. With respect to any additional such shipments during a particular twelve month period, Supplier may charge Customer, and upon such charge Customer will pay Supplier, [*****] per shipment coordinated and routed.

7.11	Data Interfaces. Customer shall provide Supplier with the data and reports reasonably necessary for Supplier to perform the Distribution Services hereunder in a reasonable format agreed by the Parties. During the term of the Information Technology Transition Services Agreement, Customer shall provide such data and reports to Supplier pursuant to Supplier’s access to Customer’s systems as provided in such IT TSA. In consideration of the foregoing, Customer shall be entitled, on the first Working Day of each month during the Term (or as soon thereafter as Customer shall elect), to debit the amount of [*****] against all then-outstanding invoices of Supplier to Customer.

8.0	Shipping Quality:

8.1	Supplier will prepare and label product for shipping in a manner consistent with Prevailing Practices to minimize damage during transport, and enable a carrier to correctly identify a shipment.

8.2	Supplier will perform random quality inspections of outbound shipments and maintain an Order Line Accuracy level equal to the actual results obtained by employing the procedures described in Schedule 8.2 during the first 90 days of the Term (such results, the “Order Line Accuracy Standard”). Supplier will provide Customer with monthly results of these inspections. If Order Line Accuracy falls below the Order Line Accuracy Standard, Customer at its sole reasonable discretion may require Supplier to increase the quantity of shipments and lines inspected.

9.0	Key Failures.

9.1	A “Key Failure” is an occurrence of any of the events identified as a “KPI Repeated Failure Event” on Schedule 9.1 of this Agreement. As soon as it becomes aware of a Key Failure, Customer or Supplier shall notify the other of the Key Failure, specifying the nature of the Key Failure and the data sources used to identify such Key Failure (each such notice is a “Failure Notice”).

9.2	Any Key Failure which is not cured in accordance with this Section 9.2 is an “Uncured Key Failure,” provided that Customer has provided Supplier (or Supplier has provided Customer) with an associated Failure Notice within [*****] days of the Key Failure. A Key Failure which is cured under this Section 9.2 shall not relieve Supplier of any other remedies to which Customer may be entitled under Sections 6.11, 6.14, or 8.2 of this Agreement. In order to cure a Key Failure, Supplier must do each of the following:

9.2.1	Within seven calendar days of receipt of a Failure Notice identifying such Key Failure from Customer, or delivery of a Failure Notice by Supplier, after consultation with Customer, provide to Customer a detailed, written correction action plan (“CAP”), with defined and traceable milestones, metrics and timelines which address the causes of the Key Failure and describes how Supplier will monitor and manage the relevant business practices/processes to ensure that the causes of the Key Failure are successfully addressed;

9.2.2	During the six-week period following the date of Supplier’s receipt or sending of the Failure Notice (the “Cure Period”), on each Tuesday, provide Customer with a written report describing the progress on the CAP and any Key Failures during the preceding Work Week (ending on the immediately preceding Saturday); and

9.2.3	By the end of the Cure Period, successfully address the causes of the Key Failure, and provide Customer with a written report of the relevant business practices/process implemented.

9.3	The effects of Key Failures and Uncured Key Failures shall be as follows:

9.3.1	On the first Uncured Key Failure with respect to which Supplier has received or delivered a Failure Notice during any [*****]-year period, Customer shall have the right, as its sole liability and as Customer’s sole remedy for such Key Failure(s), to either (a) source up to [*****]% of its DOAs and/or at the option of the Customer up to [*****]% of the manufacturing services for the SKUs whose DOAs are outsourced (such combination of DOA and manufacturing services as elected by Customer, the “Elected Services”) with any other entity or entities for a period of

[*****] months, or (b) receive from Supplier liquidated damages in the amount of [*****], payable in the form of a monthly credit towards Customer’s accounts payable to Supplier in the amount of [*****] per month for [*****] months.

9.3.2	On the second Uncured Key Failure with respect to which Supplier has received or delivered a Failure Notice during any [*****]-year period, Customer shall have the right, as its sole liability and as Customer’s sole remedy for such Key Failure(s), to either (a) source up to [*****]% of its Elected Services with any other entity or entities for a period of [*****] months, or for an additional [*****]-month period in the event that Customer is then-currently exercising a prior sourcing right under any sub-section of Section 9.3, or (b) receive from Supplier liquidated damages in the amount of [*****] payable in the form of a monthly credit towards Customer’s accounts payable to Supplier in the amount of [*****] per month for [*****] months.

9.3.3	Notwithstanding Section 9.3.2, if two Key Failures under “Hits/Catalog Shipping” or “New Release On Time Delivery” on Schedule 9.1 with respect to which Supplier has received or delivered a Failure Notice occur between August 15th and November 30th of the same calendar year, whether cured or not, Customer shall have the right, as its sole liability and as Customer’s sole remedy for such Key Failure(s), to either (a) source up to [*****]% of the Elected Services with any other entity or entities for a period of [*****] months, or for an additional [*****]-month period in the event that Customer is then-currently exercising a prior sourcing right under any sub-section of this Section 9.3, or (b) receive from Supplier liquidated damages in the amount of [*****] payable in the form of a monthly credit towards Customer’s accounts payable to Supplier in the amount of [*****] per month for [*****] months.

9.3.4	If three Key Failures of the same category (e.g., Hits/Catalog Shipping) with respect to which Supplier has received or delivered a Failure Notice occur during any rolling [*****]-year period, whether cured or not, Customer shall have the right, as its sole liability and as Customer’s sole remedy for such Key Failure(s), to either (a) source up to [*****] of the Elected Services with any other entity or entities for [*****] of the Term, (b) terminate this Agreement; or (c) receive from Supplier liquidated damages in the amount of [*****] payable in the form of a monthly credit towards Customer’s accounts payable to Supplier in the amount of [*****] per month for [*****] months.

9.3.5	On the fourth Key Failure with respect to which Supplier has received or delivered a Failure Notice during any rolling [*****]-year period, whether cured or not, Customer shall have the right, as its sole liability and as Customer’s sole remedy for such Key Failure(s), to either (a) source up to [*****] of the Elected Services with any other entity or entities for a period of [*****] months, or for an additional [*****]-month period in the event that Customer is then-currently exercising a prior sourcing right under any sub-section of this Section 9.3, or (b) receive from Supplier liquidated damages in the amount of ,[*****] payable in the form of a monthly credit towards Customer’s accounts payable to Supplier in the amount of [*****] per month for [*****] months.

9.3.6	On the fifth key failure with respect to which Supplier has received or delivered a Failure Notice during any rolling [*****]-year period, whether cured or not, Customer shall have the right, as its sole liability and as Customer’s sole remedy for such Key Failure(s), to either (a) source up to [*****] of the Elected Services with any other entity or entities for [*****] of the Term, (b) terminate this Agreement, or (c) receive from Supplier liquidated damages in the amount of [*****] payable in the form of a monthly credit towards Customer’s accounts payable to Supplier in the amount of [*****] per month for [*****] months.

9.3.7	For purposes of clarity, the parties agree that (a) Customer shall never have a right to source any more than [*****] under the provisions of Sections 9.3.1, 9.3.2, 9.3.3 and 9.3.5, and (b) where the provisions of more than one sub-section of Section 9.3 would provide Customer with a remedy with respect to any new Key Failure event, Customer may elect only one of such remedies. In addition, to the extent that an event that would constitute a Key Failure under “Picking Accuracy” on Schedule 9.1 is uncured and continuing during the applicable Cure Period, such event may not constitute another Key Failure until the end of the applicable Cure Period in accordance with Section 9.2.

9.3.8	Customer’s right to invoke any remedy available to Customer with respect to a particular event under the provisions of any sub-section of Section 9.3 shall be exercised, if at all, in writing and within [*****] days after the date upon which such right first accrues to Customer (e.g., at the end of the cure period or on the occurrence of a Key Failure and receipt of a Failure Notice, as applicable), and any period of loss of exclusive volume and DOAs under any sub-section of Section 9.3 shall commence upon such date, except in the case where a period of loss of exclusive volume and DOAs under any sub-section of this Section 9.3 is currently running, in which case the new period shall commence upon the expiration of the current period.

9.3.9	In the event that Customer exercises any right to source any volumes with third parties under any sub-section of this Section 9.3, Customer shall provide Supplier with timely notice of such third-party sourcing, and Supplier’s capacity commitments under this Agreement shall be reduced by the amount of such third-party sourcing. Upon the conclusion of any period in which Customer has elected to outsource exclusive volume pursuant to Sections 9.3.1 through 9.3.6, such exclusive volume shall automatically revert to Supplier.

9.4	Notwithstanding any other provision of this Agreement, any failure of Supplier to perform any of its obligations under this Agreement shall not be considered a default, breach, Key Failure or Uncured Key Failure to the extent that such failure is caused by (a) any Customer breach of, or noncompliance with this Agreement or any other agreement between Customer and Supplier; (b) the failure of Customer to timely provide any consents, approvals, instructions or assistance required hereunder; or (c) any Customer breach of, or noncompliance with, the Transition Services Agreement, the U.S. CD Manufacturing Agreement, the U.S. HDFD Manufacturing Agreement, or the Asset Purchase Agreement.

10.0	Pricing:

10.1	Base Pricing

10.1.1	Schedule 10.1 contains (i) the prices for DOAs, excluding prices for Transportation Services which are described in 10.2, and prices associated with the items described in Section 10.6 in each case existing as of the Effective Date and (ii) a list of all no-charge DOAs. These prices are fixed through the term of the Agreement, with the exception(s) described in this Agreement, including, without limitation, pursuant to Sections 10.5, 10.6 and 22.0. The Parties agree that Supplier will not charge, and Customer will not pay for, any service or activity that is not listed on Schedule 10.1 or elsewhere referenced or included in this Agreement unless Customer has approved such services and charges in writing.

10.2	Transportation Prices

10.2.1	Supplier will be responsible for all non-small package carrier-related transportation costs and services related to:

°	Delivery of packaged items or SKUs from (i) Customer’s manufacturing locations to designated distribution points, or (ii) from or to a distribution center.

°	Delivery of packaged items or SKUs from either manufacturing locations or distribution centers to Customer’s customers.

°	Payment of carrier freight charges, which will be reimbursed by Customer on a pass-through basis.

These will be called collectively “Transportation Services”.

10.2.2	Supplier shall assist Customer in identifying methods to minimize the costs of Transportation Services to the Customer.

10.2.3	Prices for Transportation Services as of the Effective Date are contained in Schedule 10.2.1. Supplier will change the prices in Schedule 10.2.1 on

January 1, 2006 and each successive January 1 thereafter until the end of the Term to reflect Supplier’s then-current actual rates from its carriers, such prices called the “New Transportation Prices”. To the extent that Supplier’s prices do not change from the prior year, the Schedule 10.2.1 price shall continue unchanged. To the extent that the new rates from Supplier’s providers of Transportation Services are lower than those of the preceding year, the New Transportation Prices will be equal to the prices in Schedule 10.2.1 for the prior year minus [*****] of the change in the rates of the Supplier’s providers of Transportation Services. To the extent that new rates from Supplier’s providers of Transportation Services are higher than those of the preceding year, the New Transportation Prices will be equal to the prices in Schedule 10.2.1 for the prior year plus [*****] of the change in the rates of the Supplier’s providers of Transportation Services.

10.2.4	In the event Supplier’s providers of Transportation Services charge Supplier fuel surcharges or ancillary fees not contained in Schedule 10.2.1, Supplier may pass such surcharges and fees through to Customer on Customer’s DOAs.

10.2.5	Prior to January 1 of each year before the implementation of New Transportation Prices, if Customer can present evidence of lower price opportunities through carriers of equivalent capabilities, then Supplier will utilize those carriers.

10.2.6	As of the Effective Date, Customer will retain its direct relationship with its designated small package carrier (the “Carrier”), permit Supplier to ship Customer’s DOAs using Customer’s Carrier account and Customer will pay the Carrier directly. During the Term, Customer may direct Supplier to provide the Carrier’s services directly in which case the Supplier’s small package carrier’s (as approved by Customer) rates will become part of Schedule 10.1.2.

10.3	Supplier may invoice Customer each Working Day upon shipment and Customer shall pay all invoices within [*****] calendar days of receipt of invoice. Such invoices shall reflect the prices contemplated by Sections 10.1 and 10.2, or as may be agreed upon by the Parties pursuant to Section 10.5.

10.3.1	Customer shall pay interest on any amounts (excluding those disputed in good faith, including without limitation, where the late payment is the result of Supplier’s action or inaction, e.g. Supplier’s warehouse receipt does not match Supplier’s invoice) past due under this Agreement at a monthly rate equal to the lesser of (a) the London Interbank Offered Rate (“LIBOR”) + 0.5% or (b) the maximum rate permitted by law.

10.3.2	If Customer becomes delinquent in the payment of any amount (excluding amounts disputed in good faith) in excess of [*****] Supplier shall have the right to suspend some or all shipments hereunder pending such payment, and any such failure to make shipments will not be a default, breach, Key Failure or Uncured Key Failure of this Agreement and will not entitle Customer to terminate this Agreement or to any other damages or remedy.

10.3.3	In the case of a disputed invoice, Customer will pay the undisputed amount of the invoice and Customer and Supplier will work together in good faith to resolve the disputed amount. In the event an agreement cannot be reached on the disputed amount within [*****] days of the invoice due date, either Supplier or Customer may submit the matter to arbitration as provided in Article 14.0 “Dispute Resolution” to resolve the disputed amount, but without the need for or right to preliminary discussions provided for in Article 14.0. Upon resolution of the dispute, Customer will pay the Supplier the amount, if any, determined to be due to Supplier.

10.4	Intentionally deleted

10.5	In the event a DOA which is not listed on Schedule 10.1 is required by Customer or any Universal Music Group member, the following procedure will be followed by Customer and Supplier to establish a price for said DOAs.

10.5.1	Customer will request the DOA from Supplier in writing.

10.5.2	Within [*****] Working Days of receipt of a written request described in Section 10.5.1 above from Customer, Supplier will propose a price equal [*****] Supplier will supply documentation to Customer that supports the calculation of its proposed price.

10.5.3	Customer may accept or reject Supplier’s proposed price.

10.5.4	In the event Customer accepts Supplier’s proposed price, such DOA and associated price shall be added to Schedule 10.1.

10.5.5	In the event Customer rejects Supplier’s proposed price, Customer may audit the documentation supporting the calculation of Supplier’s proposed price. [*****]. All of the foregoing information constitutes trade secrets of Supplier, unless otherwise publicly disclosed by Supplier.

10.5.6	Following the completion of Customer’s audit, parties will meet and engage in good faith negotiations concerning Supplier’s proposed price. In the event an agreement cannot be reached on the proposed price within [*****] days of Supplier’s proposal of a price, either Supplier or Customer may invoke Article 14.0 “Dispute Resolution” to determine the price for a DOA not contained in Schedule 10.1, provided, that solely for purposes of resolving disputes under this Section 10.5 AAA procedures shall not be used and: (A) the arbitrator shall be a single person who shall be a CPA currently in practice at a national accounting firm which firm shall be selected by the parties mutually, and which shall be asked to name the person to so act, (B) there shall be no discovery, (C) each party shall submit, on the tenth business day after the arbitrator is named, its proposed price and any support it has for the price as proposed (including, e.g., any documentation submitted under Section 10.5.2 and the results of any audit under Section 10.5.5), and (D) the arbitrator shall choose, within ten business days of the submissions under clause (C) between the price proposed by Supplier and the price proposed by Customer, without change, addition or deletion, based on which price is closer (in the arbitrator’s view, as informed by the documents submitted pursuant to clause (C)) to Supplier’s [*****]. Once such price is determined, such DOA and associated price shall be added to Schedule 10.1.

10.6	The Parties agree and understand that subsequent to the Effective Date, but within the Term of this Agreement, Customer may have access to DOA volumes other than for Universal Music Group Distribution Requirements, including volumes (a) from non-Universal Music Group companies or labels with which it currently has no written agreements; (b) for sale in countries or territories not in the United States and not included as European Territories under the European Agreement; (c) for sale by Universal Music Group’s special markets/special products business unit through non-traditional distribution outlets; and (d) from a party who becomes a Universal Music Group member by acquisition after the Effective Date to the extent and for the period that such party’s volumes are contractually committed to a third party as of the date of signing of the relevant acquisition agreement. All and any such DOAs will be hereafter referred to as “Incremental Volumes”.

On each occasion on which Customer gains access to any Incremental Volumes which could be placed under this Agreement (i.e., DOAs to be performed within the United States), Customer shall notify Supplier of the volumes, terms, conditions, and any other relevant information related to such Incremental Volume necessary for Supplier to prepare a proposal to supply such Incremental Volume to Customer (each such notice, an “Incremental Volume Offer”). Notwithstanding anything to the contrary in this Agreement, however, Customer shall not be required to offer any DOA Incremental Volumes unless Customer can also offer Supplier the associated manufacturing as “Incremental Volume” under one of the U.S. Manufacturing Agreements. Within [*****] days of its receipt of an Incremental Volume Offer, Supplier must advise Customer of its interest in supplying such Incremental Volume which is the subject of the Incremental Volume Offer, and set forth in such acceptance its proposal all the necessary terms for such acceptance, which shall include all the terms set forth in the Incremental Volume Offer (each such acceptance, the “Supplier Incremental Volume Proposal”). Supplier’s decision not to submit, or its failure to provide a Supplier Incremental Volume Proposal within the [*****] days, shall mean that, notwithstanding Section 4.1, Customer may take the Incremental Volume subject to the Incremental Volume Offer to any entity.

10.7	Intentionally deleted

10.8	On each of the dates specified below, Customer shall be entitled to debit the amount set forth below (across from each applicable date) against all then-outstanding invoices of Supplier to Customer or other obligations owed by Customer to Supplier, and to be paid by Supplier on each such date, in cash, to the extent such amount is in excess of all then outstanding invoices or other such obligations.

Date	Amount
December 15, 2005	$500,000
May 31, 2006	$900,000
May 31, 2007	$1,300,000
May 31, 2008	$1,300,000

10.9	Either party shall have the right to dispute the accuracy of the Aggregate 2003/04 Distribution Costs, as a whole, or the Allocated 2003/04 Distribution Costs, on a line item basis, as follows:

10.9.1	Either Party may notify the other Party of an error or omission in the Aggregate 2003/04 Distribution Costs or any Allocated 2003/04 Distribution Costs (which it discovers within [*****] months of the Effective Date) in writing within [*****] months of the Effective Date and request an adjustment of the Aggregate 2003/04 Distribution Costs and/or any Allocated Distribution Costs, either up or down, as required to accurately reflect the dollar amount of such error(s) or omission(s) (any such requested adjustments, the “Requested Cost Adjustment”).

10.9.2	Within 15 days of receiving notification of a Requested Cost Adjustment, Customer and Supplier will meet and conduct good faith negotiations and attempt to reach agreement on whether such adjustments are appropriate and in the correct amount. Either party may audit the other’s books, records and supporting documentation supporting the calculation of the data in, or the data used in preparing, Schedule 10.1 and the Requested Cost Adjustment. Such audits shall be performed with reasonable advance written notice, during normal business hours, and in a manner not disruptive of the audited party’s operations. Once a Requested Cost Adjustment has been agreed or determined hereunder (the “Final Cost Adjustment”), the Aggregate 2003/04 Distribution Costs and the Allocated 2003/04 Distribution Costs shall be modified as follows:

10.9.2.1	If the dispute involves an error in the allocation of the Allocated 2003/04 Distribution Costs, the Final Cost Adjustment shall be added to or subtracted from the existing cost allocation for any and each disputed line item which contains the cost item and the amount of the Final Cost Adjustment shall be offset by an equal subtraction (in the case of an addition above) or addition (in the case of a subtraction above) for one or more other cost items in the relevant line items in which such other costs are contained such that, had the adjusted costs been used to calculate the Aggregate 2003/04 Distribution Costs, based on the 2003/04 Distribution Mix, the Aggregate 2003/04 Distribution Costs would not have changed. As an example of the application of the following, if pursuant to this Section 10.9.2.1 the pricing on Schedule 10.1 for “Pick” was increased, that element of each DOA which included “Pick” would be increased by the same amount, but an offsetting decrease would have to be found in another cost item or items which, when applied to the DOAs which include such other cost item(s), and further applied to the 2003/04 Distribution Mix, would cause the Aggregate 2003/04 Distribution Costs to remain unchanged.

10.9.2.2	If the dispute involves increasing or adding a cost item or amount to the Aggregate 2003/04 Distribution Costs, the Final Cost Adjustment for such cost item shall be added to the Aggregate 2003/04 Distribution Costs, and to the relevant line items of the Allocated 2003/04 Distribution Costs such that, had the adjusted costs been used to calculate the Aggregate 2003/04 Distribution Costs, based on the 2003/04 Distribution Mix, the Aggregate 2003/04 Distribution Costs would have increased by the amount of the Final Cost Adjustment.

10.9.2.3	If the dispute involves reducing or removing a cost item or amount from the Aggregate 2003/04 Distribution Costs, the Final Cost Adjustment for such cost item shall be subtracted from the Aggregate 2003/04 Distribution Costs, and from the relevant line items of the Allocated 2003/04 Distribution Costs such that, had the adjusted costs been used to calculate the Aggregate 2003/04 Distribution Costs, based on the 2003/04 Distribution Mix, the Aggregate 2003/04 Distribution Costs would have decreased by the amount of the Final Cost Adjustment.

10.9.3	Once a Final Cost Adjustment has been made to the Allocated 2003/04 Distribution Costs as described in Section 10.9.2 above, the Parties shall adjust the prices (other than the [*****] per unit shipped or handled margin reflected therein) shown on Schedule 10.1 to take into account the adjustments described in Sections 10.9.2.1 through 10.9.2.3. In the event an agreement cannot be reached on any cost changes or any changes in Schedule 10.1 within two weeks of the commencement of negotiations under Section 10.9.2, either Party may invoke Section 14.0 (Dispute Resolution) to determine the appropriate Schedule 10.1 prices, provided that solely for purposes of resolving disputes under this Section 10.9,

AAA procedures shall not be used and (A) the arbitrator shall be a single person who shall be a CPA currently in practice at a national accounting firm which firm shall be selected by the parties mutually, and which shall be asked to name the person to so act, (B) there shall be no discovery (other than that which has occurred pursuant to Section 10.9.2), (C) each party shall submit, on the tenth business day after the arbitrator is named, its proposal on price adjustments and any support it has for its position (including, e.g., any documentation submitted under Section 10.9.1 and the results of any audit under Section 10.9.2), and the arbitrator shall make a determination, within 10 days of such submissions, of how the prices on Schedule 10.1 shall be adjusted, provided that such determination must comply with the parameters set forth in this Section 10.9. If the parties fail to invoke the arbitration provision, the prices on Schedule 10.1 shall remain unadjusted, and if one party fails to submit its proposal timely to the named arbitrator, the arbitrator shall accept the other party’s proposal provided such proposal meets the parameters set forth in this Section 10.9.

10.9.4	Once the prices for all DOAs are agreed or determined pursuant to this Section 10.9, such new prices shall be deemed to amend Schedule 10.1 accordingly, and shall be applied both retroactively (to the Effective Date) and prospectively, and all amounts owing from one Party to the other as a result of such adjustment shall be paid within thirty days of the final determination of the changes in such prices.

10.9.5	Recourse to the procedures and remedies set forth in this Section 10.9 shall be Customer’s sole liability, and Supplier’s sole remedy, in the event of a breach by Customer of its representation and warranty in Section 12.2(D).

10.10	On each of the dates specified below, Supplier shall be entitled to invoice Customer the amount set forth below (across from each applicable date) and Customer shall pay all such invoices within 15 calendar days of receipt of invoice. The terms of Sections 10.2.1, 10.2.2 and 10.2.3 shall apply to the Parties concerning the aforementioned invoices.

Date	Amount
December 15, 2005	$300,000
December 15, 2006	$300,000
December 15, 2007	$300,000
December 15, 2008	$300,000
December 15, 2009	$300,000
December 15, 2010	$300,000
December 15, 2011	$300,000
December 15, 2012	$300,000
December 15, 2013	$300,000
December 15, 2014	$300,000

11.0	Intentionally deleted

12.0	Representations of the Parties

12.1	Representations of Supplier:

As of the Effective Date, and at all times during the Term, Supplier represents and warrants as follows:

(A)	Supplier is a valid existing limited liability company and in good standing under the laws of the State of Delaware. Supplier has the corporate power and authority required to carry on its activities as they are now conducted.

(B)	Supplier has full legal right and corporate power, without the consent of any other person to execute, deliver and to perform its obligations under this Agreement.

(C)	All corporate and other actions required to be taken by Supplier to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken. No consent, approval or authorization of, or filing of any certificate, notice application, report or other document with any governmental authority is required on the part of Supplier in connection with the valid execution and delivery of this Agreement or the performance by Supplier of any of its obligations hereunder.

12.2	Representations of Customer:

As of the Effective Date, and at all times during the Term, Customer represents and warrants as follows:

(A)	It is a valid existing corporation and in good standing under the laws of its state of incorporation. It has the corporate power and authority required to carry on its activities as they are now conducted.

(B)	It has full legal right and corporate power, without the consent of any other person to execute, deliver and to perform its obligations under this Agreement.

(C)	All corporate and other actions required to be taken by it to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken. No consent, approval or authorization of, or filing of any certificate, notice application, report or other document with any governmental authority is required on the part of it in connection with its valid execution and delivery of this Agreement or the performance by it of any of its obligations hereunder.

(D)	The Aggregate 2003/04 Distribution Costs accurately reflect the weighted average of UML’s actual, recurring, aggregate stand-alone cost of providing the DOAs for the Universal Music Group’s Distribution Requirements for calendar years 2003 and 2004, after certain adjustments mutually agreed upon by Customer and Supplier, as set forth on Schedule 10.1.

(E)	Customer has the right to authorize Supplier to perform the DOAs on Customer’s behalf as contemplated by this Agreement.

12.3	Warranty Disclaimers:

EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL WARRANTIES AND CONDITIONS, WHETHER EXPRESS OR IMPLIED BY STATUTE, COMMON LAW OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT) ARE HEREBY EXCLUDED.

13.0	Termination:

13.1	This Agreement may be terminated:

(a)	By mutual written consent of the parties at any time; or

(b)	By Customer pursuant to Section 9.3.4 or Section 9.3.6; or

(c)	In the event there is a Change of Control during the Term of this Agreement, notwithstanding any other provision of this Agreement, Customer may terminate this Agreement upon 90 calendar days written notice to Supplier, which notice must be provided within three months of Supplier’s written notice to Customer of such Change of Control; or

(d)	By Customer, in the event Supplier is adjudged insolvent, makes a general assignment for the benefit of its creditors, effects a voluntary or compulsory liquidation or dissolution, files a petition for relief under applicable bankruptcy or insolvency law or a receiver is appointed on account of Supplier’s insolvency;

(e)	By Customer, if Supplier has materially breached its obligations under Section 5.5, without cure (after written notice by Customer and a reasonable opportunity to do so) of such breach, [*****] or more times in any [*****]-month period. For the purposes of this Section 13.1(e), “cure” shall mean undertaking the same cure process as is set forth in Sections 9.2.1 through 9.2.3 for Key Failures. For purposes of this

Section 13.1(e), “material breach” shall mean a breach that results in material loss to Customer (e.g., a master); or

(f)	By Customer, if Supplier has materially breached its obligations under Section 10.8 or Section 18 (with respect to assignment to a Competitor), without cure (after written notice by Customer and reasonable opportunity to do so) of such breaches.

13.2	Upon any termination or expiration of this Agreement, all of the provisions of this Agreement will terminate, except for the following provisions, which will survive in perpetuity: Sections 13.2, 13.3, 14.0, 15.0, 20.0, 21.0, 24.0 and 31.0. No termination or expiration of this Agreement will relieve Customer or Supplier of any payment obligations outstanding at the time of such termination or expiration.

13.3	At the expiration of the Term or upon earlier termination, Customer will be entitled to repossess all of its property, including finished goods and packaging components provided (or paid for) by it to Supplier over the Term. Supplier will pack such property appropriately and make it available for pick up by Customer with a clear dispatch and content note per shipment in agreement with Customer. Customer commits to take back such property within 120 days after the expiration of the Term or earlier termination. Customer shall reimburse Supplier for any direct out-of-pocket packaging, retrieval or storage costs incurred by Supplier for this service during this period, unless Customer terminated this Agreement pursuant to Section 9.3.4, 9.3.6 or 13.1(e).

14.0	Dispute Resolution:

During the pendency of any dispute, the Agreement shall continue to be in force and the Parties shall abide by all terms of the Agreement. Any dispute concerning the interpretation of this Agreement or any party’s performance under any provision of this Agreement (including, without limitation, any dispute regarding a proposed increase to the prices set forth on Schedule 10.1 pursuant to Section 5.9 or 5.11) shall be discussed by the parties, and if the parties are unable to reach agreement concerning such matter, it shall be submitted to arbitration in accordance with the then-current commercial arbitration rules of the American Arbitration Association (“AAA”). The number of arbitrators selected shall be three. Each party shall select one arbitrator and the two arbitrators selected shall select the third arbitrator. The arbitration shall take place in the City of New York. Judgment upon any arbitration award may be entered in any court of competent jurisdiction. Arbitration shall occur over consecutive business days and in no event shall an arbitration procedure continue for more than two weeks. This Agreement shall be enforced and interpreted under the laws of the State of New York, without regard for its conflicts of laws rules or choice of law principles.

14.1	Notwithstanding the foregoing, either party may pursue the remedy of specific performance of any provision contained herein, or seek a preliminary or permanent injunction against the breach of any such provision or in aid of the exercise of any power granted herein, or any combination thereof, in any court having jurisdiction thereof without resort to arbitration.

14.2	In the event of any arbitration between the parties hereto with respect to any of the transactions contemplated herein or the subject matter hereof, the prevailing party shall, in addition to such other relief as the arbitrators may award, be entitled to recover reasonable attorney’s fees, expenses and costs of investigation, all as actually incurred, including without limitation, attorneys’ fees, expenses and costs of investigation incurred in any case or proceeding under any bankruptcy, insolvency or reorganization proceeding. The non-prevailing party shall bear the cost of such arbitration.

15.0	Retention of Rights:

All finished goods, packaging and other materials provided by Customer in connection herewith, and all rights therein, shall remain the exclusive property of Customer. Customer shall not provide Supplier with any original or irreplaceable materials under this Agreement. Notwithstanding the above, to the extent Customer nevertheless provides Supplier with any such original or irreplaceable materials, Supplier shall use commercially reasonable efforts to ensure the safety and security of such materials but shall not be liable for any damages other than those specified in Section 21.1 below, in the event that such materials are lost, damaged, destroyed or stolen.

16.0	Binding Effect and No Other Agreements:

This Agreement and the U.S Manufacturing Agreements together constitute the entire agreement between the Parties on the subjects herein contained and supercede, cancel and terminate all other understandings between the parties with respect to the subject matter hereof.

17.0	Amendments:

No modification of or supplement to this Agreement shall be effective unless signed in writing by each Party.

18.0	Successors and Assigns; Assignment:

The rights and obligations of the Parties hereunder shall attach to their successors and permitted assigns. Supplier shall have the right to assign this Agreement or any of the rights granted to Supplier hereunder, including without limitation, the right to assign any interests under this Agreement to (a) lenders providing financing to Supplier from time to time and (b) to any third party acquiring all or substantially all of Supplier’s assets or equity, provided that such third party is not a Competitor and agrees in writing to assume all of Supplier’s obligations hereunder. Except as provided in this Section 18.0, Supplier shall not assign, or grant any lien or encumbrance on, any property of Customer (including finished goods). Customer shall not have the right, without Supplier’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, to assign this Agreement or any of the rights, obligations or interests of

Customer hereunder, in whole or in part, by operation of law, pursuant to a change of control, or otherwise; provided, however, that Customer shall have the right without Supplier’s consent to assign its rights and obligations under this Agreement to any Affiliate of Parent or to any third party acquiring all or substantially all of Customer’s assets or equity, provided that (i) such Affiliate or third party agrees in writing to assume all of Customer’s obligations hereunder, and (ii) Customer and such third party has confirmed in writing to Supplier that (A) it then-currently has Distribution Requirements substantially similar to or greater than Customer’s then-current Distribution Requirements, and (B) its then-current forecasts for Distribution Requirements for the remainder of the Term are substantially similar to or greater than Customer’s then-current forecasts for Distribution Requirements for the remainder of the Term. Notwithstanding the foregoing, in the event a non-Affiliate third party acquires all or substantially all of Customer’s assets or equity, such third party shall thereafter only be bound by the purchase commitment in Section 4.1 for the DOAs that are Customer’s and any other member of the Universal Music Group’s DOAs (i.e. no Customer Affiliate not part of the Universal Music Group immediately prior to the transaction shall be bound by this Agreement).

19.0	Compliance:

Any express or implied waiver by any Party of any breach hereof by any other Party, including by any Party failing to notify any other Party of a breach hereof by such other Party, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure by such other Party to comply with the terms and conditions in this Agreement, notwithstanding any custom, practice or course of dealing to the contrary.

20.0	Confidentiality:

Except as may be required by law, no Party shall disclose to any third party any confidential information on business or technology of any other party obtained in connection with this Agreement for three years from the date of the disclosure of any such confidential information without the prior written consent of the other Party. If goods purchased under this Agreement are to be specifically fabricated for Customer, Supplier agrees to keep confidential the processes, methods and designs used or applied in producing each such item.

21.0	Indemnification:

Each Party (the “Indemnifying Party”) hereto agrees to and does hereby indemnify, defend and hold harmless, the other party and its parent, subsidiaries, affiliated companies, and its and their shareholders, officers, employees and agents (“Indemnified Party”) from any and all third party claims, demands, causes of action, liability, judgments, damages, costs and expense (including reasonable attorney’s fees) asserted against, imposed upon or suffered by an Indemnified Party to the extent any such claims are caused by the Indemnifying Party’s performance of this Agreement, including but not limited to any claims for bodily injury, death or property damage, product liability and any infringement of any proprietary right, patent, copyright or trademark.

21.1	Supplier agrees to be expressly and solely responsible for any property of Customer while such property is in the care or custody of or under the control of Supplier or any subcontractor, whether or not such possession constitutes a legal bailment, and in the event of any damage to or loss of such property while in the possession of Supplier or any subcontractor, if the property is not an original or irreplaceable item or items, Supplier shall promptly pay Customer the full replacement value of such property or the costs to repair the damage or restore the loss to any such property, as applicable, regardless of cause. If Customer has provided Supplier or any subcontractor with original or irreplaceable items which are damaged or lost while in possession of Supplier or any subcontractor, Supplier shall be liable only for the cost of repair or replacement as if the lost or damaged original were a copy.

22.0	Favored Nations:

22.1	As to Significant Customers. In the event Supplier provides any DOAs to a Significant Customer under similar or more favorable (to the other customer) terms and conditions to those described in Sections 1.0 through 10.0, 13.0, 21.0 and 25.0 herein for net prices for such DOAs (including all discounts, rebates and all other economic-related considerations) lower than those then in effect for Customer under Section 10.0 and this Section 22.1, Supplier will lower Customer’s prices for such DOAs such that they are equivalent to the prices paid by said Significant Customer effective as of the date of the first invoice to the Significant Customer, and for the duration that such Significant Customer receives such lower prices.

22.2	As To Other Customers. In the event Supplier provides any DOAs under similar or more favorable terms and conditions to those described in Sections 1.0 through 10.0, 13.0, 21.0 and 25.0 herein to a customer other than a Significant Customer (an “MFN Customer”) for net prices for such DOAs (including all discounts, rebates, and all other economic related considerations) lower than those then in effect for Customer under Section 10.0 and Section 22.1 (said lower configuration price(s) called the “MFN Configuration Price”), Supplier will:

(a)	immediately notify Customer in writing of such sale and the pricing therefor; and

(b)	15 days following the end of each calendar quarter during which the MFN Customer receives the MFN Configuration Price, issue the Customer a credit to Customer’s payables equal to the number of units for each configuration for which DOAs were provided to the MFN Customer(s) multiplied times the MFN Factor shown in Schedule 22.0.

22.3	For purposes of clarity, only Section 22.1 or Section 22.2 shall apply to any one sale to another customer, but each section may be used multiple times, whether for the same or different customers, and both sections may be operative at the same time (e.g., (1) if Significant Customer A receives a lower price than

Customer, Customer’s prices shall be adjusted under Section 22.1, and if Significant Customer B receives an even lower price than Customer’s adjusted prices, Customer’s prices shall be reduced again; (2) If MFN Customer I receives a lower price than Customer, Customer shall receive a rebate as to MFN Customer I under Section 22.2, and if MFN Customer II receives a lower price than Customer (but not as low as MFN Customer I), Customer shall also receive a rebate as to MFN Customer II under Section 22.2(calculated for that MFN Customer II), and (3) if Customer’s prices are lowered as a result of Section 22.1, and then an MFN Customer receives an even lower price, Customer shall retain the prices set pursuant to Section 22.1, and shall be entitled to the rebate set forth in Section 22.2 for the latter sale).

Notwithstanding any other provision of this Section 22, Customer shall receive no price adjustment or other benefit under this Section 22: (a) with respect to orders from other Supplier customers which are Spot Market Orders, or (b) with respect to orders from other Supplier customers which are not Significant Customers and which are fulfilled using assets and facilities other those purchased by Supplier from Customer under the Asset Purchase Agreement, or (c) with respect to orders from a Significant Customer if such orders are fulfilled using assets and facilities purchased by Supplier from such Major Music Company.

23.0	Audit Rights:

(a)	Customer shall have the right to inspect Supplier’s books and records related to its performance under this Agreement, including Section 22.0 hereof, provided such right shall not be exercised more than once per calendar year and provided, further, that any information subject to a confidentiality agreement with a third party shall only be subject to inspection by an independent third party auditor hired by Customer that enters into a confidentiality agreement with Supplier that maintains the confidentiality of third party information and permits the auditor to report on Supplier’s performance to Customer. Such audits shall be performed with reasonable advance written notice, during normal business hours, and in a manner not disruptive of Supplier’s operations.

(b)	Supplier shall have the right to inspect Customer’s books and records related to its performance under Section 4.1 of this Agreement, provided such right shall not be exercised more than once per calendar year and provided, further, that any information subject to a confidentiality agreement with a third party shall only be subject to inspection by an independent third party auditor hired by Supplier that enters into a confidentiality agreement with Customer that maintains the confidentiality of third party information and permits the auditor to report on Customer’s performance to Supplier. Such audits shall be performed with reasonable advance written notice, during normal business hours, and in a manner not disruptive of Customer’s operations.

24.0	Notice:

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 24.0):

If to CUSTOMER:

Universal Manufacturing and Logistics
10 Universal City Plaza
Suite 350
Universal City, CA 91608
Attn: Peter N. Scifres
Fax: (818) 733-1125

With a copy to:

Universal Music Group
2220 Colorado Blvd.
Santa Monica CA 90404
Attn: Executive Vice President Business & Legal Affairs
Fax: (310) 865-9954

If to SUPPLIER:

Entertainment Distribution Corporation
360 Madison Avenue, Suite 500
New York, NY 10017
Attn:CFO
Fax: (212) 253-4166

and

Entertainment Distribution Company (USA) LLC
11360 Lakefield Drive
Duluth, GA 30097
Attn: CFO
Fax: (770) 497-3992

With copies to:

Greenberg Traurig, LLP
The Forum
3290 Northside Parkway, Suite 400
Atlanta, GA 30327

Attn: James S. Altenbach, Esq.
Fax: (678) 553-2445

25.0	Force Majeure:

25.1	Notwithstanding any provision hereof to the contrary, Supplier shall not be liable for any damages incurred by Customer whatsoever or Late Order Fees due to delays or failures in Supplier’s performance of its obligations under this Agreement due to a Force Majeure Event, and such delays or failures shall not be deemed a breach of this Agreement.

25.2	Immediately upon becoming aware of the Force Majeure Event, Supplier will (a) use commercially reasonable efforts to end or circumvent the Force Majeure Event, (b) keep Customer apprised of those efforts on a timely basis, and (c) communicate with, coordinate with and assist Customer in resolving any impact on Customer caused by the Force Majeure Event.

25.3	If a Force Majeure Event continues for a period longer than [*****] days, then Customer shall have the right to place Orders during the pendency of such Force Majeure Event with other Distribution companies, provided that (a) such Orders shall not be for volumes in excess of the volumes Customer would ordinarily contract for during such period, and (b) upon notice from Supplier that Supplier can resume performance under the terms of this Agreement, Customer shall cease placing such Orders with such third parties and place them with Supplier under the terms of this Agreement.

25.4	Notwithstanding the [*****] day period in Section 25.3, if there would be no doubt in the mind of a reasonable person that Supplier would be unable to resume performance under the terms of this Agreement within [*****] days of the Force Majeure Event, then Customer shall have the right to immediately seek the remedy provided under Section 25.3, without waiting for the [*****]-day period to elapse; provided, however, that Customer shall consult with Supplier and coordinate its activities with Supplier’s in such circumstance.

26.0	Designated Person:

Customer and Supplier each agree that each will designate a single organization, department, and/or person to be the primary point of contact with the other with the ability to take action as may be required pursuant to this Agreement.

27.0	Intentionally deleted

28.0	Intentionally deleted

29.0	Consents and Approvals:

Neither Party shall unreasonably withhold, condition or delay any consents, authorizations or approvals required under this Agreement.

30.0	Employee Purchase Program:

Supplier and Customer will implement a mutually agreeable employee-purchase program.

31.0	Governing Law:

The Agreement shall be governed by the laws of the State of New York without giving effect to any applicable conflict of laws provisions.

32.0	Counterparts:

This Agreement may be executed in one or more counterparts (and by facsimile), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

33.0	Enforcement:

Customer shall be entitled to enforce the provisions of this Agreement on behalf of each member of the Universal Music Group who places Orders with Supplier. Customer shall be responsible for all actions or omissions by such parties as if such actions or omissions were Customer’s hereunder.

Supplier		Customer

By:	/s/ THOMAS COSTABILE	By:	/s/ MICHAEL OSTROFF

Its:	EVP & COO	Its:	EXECUTIVE VICE PRESIDENT

Date: May 31, 2005		Date: May 31, 2005

Distribution Agreement (US)

SCHEDULE 2.0
Definitions

The following capitalized terms shall have the meanings attributed to such terms in the following subsections.

“2003/04 Distribution Mix” means, the Universal Music Group’s 2003/04 Distribution Requirements expressed as a breakdown of DOAs on a DOA-by-DOA basis and included on Schedule 10.1.

“Affiliate” means, as to any person or entity, any person or entity controlling, under common control with or controlled by such person or entity.

“Aggregate 2003/04 Distribution Costs” means the cost data set forth on Schedule 10.1.

“Allocated 2003/04 Distribution Costs” means the Aggregate 2003/04 Distribution Costs, allocated on a DOA-by-DOA basis, and included on Schedule 10.1 hereto.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, by and among Supplier, as purchaser, and UML and Universal Music and Video Distribution, Corp., as sellers, dated May 9, 2005.

“Business Day” means any weekday on which banks in Los Angeles, California are open.

“Catalog” means any packaged item or stock keeping unit not a Hit or New Release.

“CD” means optical discs (CD-Audio and CD-ROM) in all formats utilized by Customer as of the Effective Date and any optical disc of any diameter or shape that is consistent with Phillips Red, Yellow, Green and Orange Book Standards or any Philips specification for Non-Standard CDs.

“CD Manufacturing Agreement” means that Manufacturing and Related Services Agreement between Customer and Supplier dated as of the Effective Date, and related to the manufacturing of CDs.

“Change of Control” means the acquisition by a Competitor, directly or indirectly, and whether by sale, pledge, proxy agreement or otherwise, of [*****] or more of the voting or equity economic interests in Supplier, or the sale of all or substantially all of Supplier’s assets to a Competitor, or any acquisition by a Competitor of voting or equity economic interests in or assets of Supplier that results in such Competitor owning or holding, as applicable, [*****] or more of the voting or equity economic interests in Supplier, or all or substantially all of Supplier’s assets.

“Competitor” means any entity owned or controlled by a Major Music Company or one of its Affiliates.

“Customer” means UMG Recordings, Inc. and, unless the context otherwise requires, all other members of the Universal Music Group, provided, however, that where a notice,

delivery or similar action on the part of “Customer” is required in this Agreement such action may be taken by UMG Recordings, Inc. alone.

“Direct-to-Store” means DOAs that result in Products shipping from Supplier’s shipping points directly to a retail outlet where said Products will be offered for sale to consumers (e.g., shipments to a Best Buy store are “Direct-to-Store”, but not shipments to a Best Buy distribution center).

“Distribution Centers” means the WCDC, the ECDC and the MDC as they may exist from time to time, and any other distribution center owned, controlled or managed by Supplier and used to provide DOAs under this Agreement.

“Distributed Labels” means companies not part of the Universal Music Group to which any member of the Universal Music Group provides manufacturing or distribution services, which services are performed in whole or in part by Supplier.

“Distribution Orders/Activities” has the meaning set forth in “DOAs.”

“Distribution Requirements” means, as applied to a member of the Universal Music Group, (i) all requirements by the member of the Universal Music Group for DOAs for its own account with respect to Universal Product to be sold by a member of the Universal Music Group and distributed from a location within the United States, and (ii) any requirements for DOAs for a third party’s account for CDs, HDFDs or VRs to be sold and distributed from a location within the United States for as long as a Universal Music Group member has the unilateral contractual right to provide or control the provision of the DOAs to such third party, provided that such Universal Music Group member had such unilateral right as of the Effective Date (it being understood that if the third-party contract requires that the DOA must go to the provider of manufacturing services for such third party, a Universal Music Group member does not unilaterally control the identity of the DOA provider).

“DOAs” means any specific related service identified in Section 7, and any service or activity priced on Schedule 10.1.

“Effective Date” means the effective date of this Agreement, June 1, 2005.

“European Agreement” means the International Distribution and Related Services Agreement entered into as of the Effective Date between Supplier (through its subsidiary, EDC Germany GmbH) and Universal International Music B.V., related to the terms, conditions, obligations, remedies, and other related matters concerning the purchase and supply of optical discs and related services for the territories referenced therein (the “European Territories”).

“Facility Fixed Costs” means all fixed cost categories referred to in Schedule 10.1.

“Force Majeure Event” means fire, flood, storm, earthquake, landslide, volcanic activity or other acts of God; acts of terrorism or vandalism; riot, war, civil disturbance or insurrection; strikes, lockout or other labor unrest; power, transportation, Internet or other utility or carrier delays or outages, interference by any governmental authority, or any other event(s) beyond the reasonable control of Supplier.

“HDFD” means the following optical disc formats: (DVD-V, 5, 9, 10, 14 or 18; DVD-A 5, 9, 10, 14 or 18; and SACD hybrid, non-hybrid 5 or 9).

“Hits” means Customer’s top selling packaged items or SKUs and all of its packaged items or stocked keeping units at the WDPC and ECDC. Customer will generally limit the SKUs designated as “Hits” from [*****] but retains sole discretion to designate how many and which packaged items are designated as Hits.

“Inventory Location Accuracy Level” means the number of inventory locations in which the amount physically counted or verified at a given inventory location equals the amount shown on an on-hand inventory report for that location, divided by the total number of inventory locations counted.

“Major Music Company” means Sony BMG, EMI Group or Warner Music Group, or any of their successors.

“New Release” means any packaged item or stock keeping unit not yet available for sale by Customer’s customers. In the event an order is both a New Release and is a Direct-to-Store DOA, the New Release timelines in Section 6.5.3 shall prevail.

“Overpacked Carton Percentage” means, for shipping orders with more than 1 carton going to the same customer location and on the same customer purchase order, the actual number of cartons overpacked into consolidated cartons in such orders in a month divided by the total number of cartons in such orders in a month.

“P&D Agreement” means a production and distribution agreement between Universal Music Group and a non-Universal Music Group third party entered into after the Effective Date, or any other agreement between Universal Music Group and a non-Universal Music Group third party entered into after the Effective Date under which Universal may or does direct the sourcing of any Distribution Orders/Activities for any such third party.

“Parent” means Polygram Holdings, Inc.

“Prevailing Practices” means the procedures, timeframes, service levels or response times generally followed by UML during the 12 months prior to the Effective Date.

“Product” means Universal Product, any other CDs, HDFDs or VRs for which a member of the Universal Music Group will provide distribution or marketing services, or any other Universal Materials or music carriers (including without limitation VHS and audiocassettes) which any member of the Universal Music Group distributes in the United States.

“Ship” means making DOAs available to the selected carrier for transportation from the Supplier’s facilities and coordinating with and assisting such carrier, in a manner consistent with Prevailing Practices, but does not include actual transportation of the DOAs from the Supplier’s facility.

“Significant Customer(s)” means any Major Music Company and any of the entities listed on Schedule 22.1.

“SKUs” means stock keeping units.

“Spot Market Orders” means orders for Distribution Services that (i) originate from a customer that Supplier supplies a small number of orders per year to and in general does not have an ongoing relationship with; (ii) originate from a customer for which Supplier does not provide ancillary services such as long term component storage and promotional mailings; and (iii) are ordered in large quantities, significantly greater than Customer’s average order size.

“Transition Services Agreement” means that certain Information Technology Transition Services Agreement between Supplier and UML, dated as of May 31, 2005.

“UML” means Universal Music Group Manufacturing and Logistics, Inc.

“Universal Materials” means point-of-sale advertising and marketing materials supplied by or on behalf of Customer to Supplier and related to Universal Product.

“Universal Music Group” means Parent, Customer and each subsidiary, sister company or Affiliate directly or indirectly more than [*****]% owned by Parent or Customer (or any of their respective successors or permitted assigns). For purposes of clarity, (i) no entity whose CDs are distributed by a member of the Universal Music Group (but which is not directly or indirectly more than [*****]% owned by Parent or Customer) shall be a member of the Universal Music Group, and (ii) on the date on which an entity is no longer directly or indirectly more than [*****]% owned by Parent or Customer (or their respective successors or permitted assigns), it shall cease to be a member of the Universal Music Group.

“Universal Product” means CDs, HDFDs and VRs manufactured for the account of a member of the Universal Music Group for sale within the United States.

“U.S. Manufacturing Agreements” means that certain CD Manufacturing and Related Services Agreement, by and between Supplier and Customer and entered into on the Effective Date and that certain HDFD Manufacturing and Related Services Agreement, by and between Supplier and Customer and entered into on the Effective Date.

“VR” means vinyl records in 7”, 10” or 12” diameters.

“Working Day” means those days as agreed by Customer and Supplier set forth at the commencement of the Term as Schedule 2.11 hereto and updated as mutually agreed upon by Customer and Supplier.

“Work Week” means a seven-day period commencing on each Sunday during the term and ending at 11:59 p.m. the next Saturday (regardless of whether any day therein is a Working Day or Business Day).

The following terms have the meanings set forth in the Sections indicated.

Term	Section
AAA	14.0
Agreement	1.0
CAP	9.2.1
Carrier	10.2.6
Cure Period	9.2.2
Customer	1.0
Distribution Order/Activities (DOAs)s	6.4
ECDC	5.6
Elected Services	9.3.1
EMDE	8.4
Epidemic Multiple Defectives	8.4
Excess Order	6.10
Failure Notice	9.1
Incremental Volume Offer	10.6
Incremental Volumes	10.6
Indemnified Party	21.0
Indemnifying Party	21.1
Key Failure	9.1
Late Orders	6.11
LTL	7.7
MDC	5.6
New Transportation Prices	10.2.3
Order Line Accuracy	Schedule 8.2
Parties	1.0
Section 5.11 Notice	5.11
Specific Related Services	7.0
Specified Standards	5.11
Supplier Incremental Volume Proposal	10.6
Supplier	1.0
Term	3.1
Transportation Services	10.2.1
Uncured Key Failure	9.2
WCDC	5.6

SCHEDULE 2.11
Working Days

Monday through Friday, 8:00am to 10:00pm, excluding holidays.

SCHEDULE 5.4
Pre-Approved Subcontractors

Entity	Type of Service

SCHEDULE 6.14
Form of UML Overpack Report

Overpack Report
January 2004

Fishers Detail
	Gloversville		Reno		Fishers		096			191			192			193
	%	Cartons	%	Cartons	%	Cartons	Eligible	%	Cartons	Eligible	%	Cartons	Eligible	%	Cartons	Eligible	%	Cartons
Date	Ovrpk’d	Ovrpk’d	Ovrpk’d	Ovrpk’d	Ovrpk’d	Ovrpk’d	Cartons	Ovrpk’d	Ovrpk’d	Cartons	Ovrpk’d	Ovrpk’d	Cartons	Ovrpk’d	Ovrpk’d	Cartons	Ovrpk’d	Ovrpk’d

12/22/2003	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]		[*****]	[*****]	[*****]	[*****]
12/23/2003	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
12/24/2003
12/25/2003
12/26/2003

12/29/2003	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
12/30/2003	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
12/31/2003					[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1/1/2004
1/2/2004

1/5/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1/6/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

1/7/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1/8/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1/9/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

1/12/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1/13/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1/14/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1/15/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1/16/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

1/19/2004
1/20/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Overpack Report
January 2004

Fishers Detail
	Gloversville		Reno		Fishers		096			191			192			193
	%	Cartons	%	Cartons	%	Cartons	Eligible	%	Cartons	Eligible	%	Cartons	Eligible	%	Cartons	Eligible	%	Cartons
Date	Ovrpk’d	Ovrpk’d	Ovrpk’d	Ovrpk’d	Ovrpk’d	Ovrpk’d	Cartons	Ovrpk’d	Ovrpk’d	Cartons	Ovrpk’d	Ovrpk’d	Cartons	Ovrpk’d	Ovrpk’d	Cartons	Ovrpk’d	Ovrpk’d

1/21/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1/22/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
1/23/2004	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
TOTAL		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]

SCHEDULE 8.2
AQL Standards – Required Inspections

An order line will be considered accurate if the quantity and sku as physically verified match the quantity and sku on the packing list. Order Line Accuracy will be equal to the number of accurate lines evaluated during the period divided by the total lines evaluated during the period, then this result multiplied times 100.

Supplier will conduct the following type of audits of randomly selected cartons of orders ready for shipment, evaluating the number of order lines specified, each calendar month, unless otherwise directed by Customer, if Customer is so permitted under 8.2.

•	Fishers new release area, case area: [*****] lines

•	Fishes new release area, loose area: [*****] cartons, all the lines in each carton

•	Fishers catalog and/or hits area, lose pick: [*****] lines

•	WCDC/ECDC, all areas, loose pick: [*****] lines

In case pick areas at any location Supplier will conduct an evaluation of all pallets, ready for shipping, and verify that the total quantity of units on the pallet equals the total units on the packing list(s). In the event the verified units on a pallet fails to equal the total units on the packing list(s), Supplier must conduct an evaluation of all the cartons on the pallet to compare each sku line with the sku lines on the packing list; determine the source of the discrepancy; and correct the discrepancy. Supplier is not required to report to the Customer on the results of these evaluations. Customer may designate a limited, business reasonable number of customers from whom Supplier must 100% audit at the line level all case pick and loose pick orders and/or lines.

Supplier will prepare and send to Customer 5 days after the end of each calendar (or fiscal if mutually agreed on) month the following report on the results of Supplier’s evaluations of Order Line Accuracy.

	Number of Lines	Number of Lines
Audit Area	Accurate	Evaluated	Order Line Accuracy
(Fishers New Release case; Fishers new release loos; Fishers catalog hits; and WDCD/EDCD all)

SCHEDULE 9.1
Key Failure Events (Distribution)

	Definition As
	Described in Contract	KPI Repeated Failure
KPI	Section:	Event
Picking Accuracy	8.2	Monthly order line accuracy is below [*****] for more than [*****] month in a [*****] month rolling period
New Release On Time Tendering	6.5.4	On time tendering falls below [*****]% for more than [*****] instore dates in a rolling [*****] month period OR on time tendering is below [*****]% for [*****] instore date in a rolling [*****] month period
Hits/Catalog On Time Shipping	6.5.1,6.5.2,6.11	Air shipments are required per clause 6.11 more than [*****]times in a rolling [*****] month period
DJ promo On Time Shippings	6.5.6	More than [*****] occurrences in a rolling [*****] month period of such DJ Promo DOA(s) shipped more than [*****] hours after the receipt of the order for the DOA.

SCHEDULE 10.1
Pricing

[*****]

SCHEDULE 10.2.1
Transportation Pricing

[*****]

SCHEDULE 22.0

If Customer Configuration Price minus

MFN Configuration Price Is:	Then the MFN Factor Is:
$[*****]	[*****]